EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-94153 on Form S-8 pertaining to the 1998 Stock Option Plan of Fog Cutter Capital Group Inc. (the “Company”), of our report dated March 30, 2010, with respect to the consolidated financial statements and schedule of the Company for the years ended December 31, 2008 and 2007, included in the Company’s 2008 Annual Report on Form 10-K.

/s/ PKF, Certified Public Accountants, A Professional Corporation

Glendale, California
March 30, 2010